                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of May, 1997, by and among PORT STOCKTON FOOD DISTRIBUTORS, INC., a California corporation (the "Buyer"), and MALLARD'S FOOD PRODUCTS, INC., a California corporation (the "Company").

                                 RECITALS
                                 --------

     A. The Company through its DAVIS LAY FOOD SERVICE division ("Davis Lay") is engaged in the wholesale distribution of produce in northern California (the "Business") and is interested in selling substantially all of the assets of Davis Lay. The Company also operates a separate division that manufactures, distributes and sells various food products. The parties understand, acknowledge, and agree that the transaction contemplated by this Agreement relates only to the Company's produce distribution business, and does not include any of the assets or liabilities of the Company's food products division.

     B. Buyer desires to purchase and the Company desires to sell substantially all of the Davis Lay assets, on the terms and conditions set forth below. Buyer is also engaged and has substantial experience in the wholesale distribution of produce in Northern California.

     ACCORDINGLY, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:

                                 AGREEMENT
                                 ---------

     1.   PURCHASE AND SALE OF ASSETS.
          ----------------------------

          1.1  Transfer of Purchased Assets.  In consideration of the payment of
               ----------------------------
the purchase price set forth in Section 1.6 below, the Company shall sell, assign and deliver to Buyer, on the Closing Date (as defined in Section 2.1 below), free and clear of any and all material liens, charges, claims, encumbrances, pledges, security interests, community property rights, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, fixed or contingent, except as otherwise set forth or identified, and except for the Assumed Liabilities (as defined in Section 1.3 below), and Buyer shall purchase and accept, all assets, properties, rights, titles and interests of every kind and nature owned or leased by the Company and used in connection with the Business, as specified in this Agreement, as of the Financials Date (as defined below), whether tangible or intangible, real or personal, and wherever located and by whomever possessed (the "Purchased Assets"), including, without limitation, the following assets used exclusively in connection with the Business, but excluding the Excluded Assets (as defined in Section 1.2 below):

          (a) all deposits, cash and cash equivalents, securities and investments, if any;

          (b) all accounts  receivable, whether or not evidenced by a note;

          (c) all prepayments, prepaid taxes and expenses, credits and deferred charges;

          (d) all of Davis Lay's interest in its month-to-month lease in the real property located at 1601 Cummins Drive in Modesto, Stanislaus County, California;

          (e) all raw materials, packaging, spare parts, work-in-process, finished goods, inventories and supplies located at 1601 Cummins Drive;

          (f) all machinery, equipment, computers, telephone systems, furniture, automobiles, trucks, tractors, trailers, vehicles and other tangible personal property located at 1601 Cummins Drive;

          (g) all rights, title and interests in and to all patents, copyrights, trademarks, trade names, service marks, service names, logos, and identifying marks and styles, if any, including, without limitation, the name "Davis Lay Food Service Distributors" and any variant thereof. Notwithstanding the foregoing, Buyer understands, acknowledges and agrees that the Company may continue to utilize existing packaging for sale of its manufactured food products which include the language "MALLARD'S FOOD PRODUCTS, a Division of DAVIS LAY, INC." until such currently existing packaging materials are completely used up;

          (h) all rights under the contracts, agreements, orders, leases, licenses and arrangements, to the extent assignable;

          (i) all rights under all permits, licenses, variances, approvals and other authorizations obtained from foreign, federal, state or local governments or governmental agencies or other similar rights, to the extent such exist and are assignable;

          (j) all claims, insurance, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature relating to the operation of the Business, and, other than those relating exclusively to the Excluded Assets or the Excluded Liabilities;

          (k) all insurance, warranty and condemnation proceeds received after the Closing Date hereof with respect to damage, non-conformance or loss to the Purchased Assets;

          (l) all books, ledgers, files, documents, correspondence, brochures, lists, studies, reports, data, business records and other printed or written materials (including, without limitation, records pertaining to past and current customer accounts, suppliers, distributors, personnel and agents) as such items existed on the Financials Date, up to and through the Closing Date;

          (m) all rights to receive mail and other communications addressed to Davis Lay (including, without limitation, the payments for accounts or notes receivable)that relates exclusively to the Business, and not to the Company's food products division, subject to Section 5.3 below;

          (n) all rights, title and interests in and to all confidential business and technical information, trade secrets and proprietary rights of the Business; and

          (o) the Business and all goodwill associated therewith.

          1.2  Excluded Assets.  Notwithstanding the foregoing, the following
               ---------------
assets are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the Purchased Assets:

          (a) Any and all assets or property, whether tangible or intangible, real or personal, of the Company's food products division, including, without limitation, any property related to MALLARD'S FOOD PRODUCTS, MALLARD'S RESTAURANTS, INC., and/or MALLARD'S COOKING MADE EASY, and any trademarks, trade names, trade secrets, confidential information or contract rights relating thereto;

          (b) the Company's  rights under or pursuant to this Agreement;

          (c) all minute books, stock books, corporate seal and other corporate records and property of any kind or character that relate exclusively to the Company's organization, existence and capitalization;

          (d) all contracts, agreements, orders, leases, licenses and arrangements which are not expressly specified to be assumed by the Buyer or which are not transferable to Buyer;

          (e) all claims, insurance, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment that relate exclusively to the Excluded Assets or the Excluded Liabilities; and

          (f) the right to receive mail and other communications addressed to the Company that relates exclusively to the Excluded Assets or the Excluded Liabilities.

          1.3  Limited Assumption of Liabilities.  Subject to the terms and
               ---------------------------------
conditions of this Agreement, from and after the Closing Date, Buyer shall assume and agree to pay, defend, discharge and perform as and when due only the following specific liabilities and obligations of the Company which relate exclusively to the Business (the "Assumed Liabilities") pertaining to Davis Lay from the first day after the Closing Date and thereafter, subject to certain limitations and rights as are set forth in Section 1.5 below:

          (a) all liabilities and obligations under the contracts, agreements, orders, leases, licenses and arrangements expressly assumed by and transferred to Buyer on the Closing Date, but excluding any liabilities or obligations relating to or arising out of (i) any breach or default occurring thereunder on or prior to the Closing Date, or
(ii) any violation of law, tort or infringement occurring with respect thereto on or prior to the Closing Date; and

          (b) all current liabilities of the Company, reflected on the Company's balance sheet as of the Closing Date (as defined below) which have not been discharged or paid and such additional liabilities of the same kind and type which have subsequently arisen in the ordinary course of business consistent with past business practices, including all accrued income tax relating to profits earned by the Business after the Closing Date, vacation, sick pay and other liabilities relating to employee benefit plans covering Davis Lay employees.

          (c) Notwithstanding any other provision in this agreement to the contrary, any and all liabilities of the Business which arise after the Closing Date.

          (d) Subject to the terms and conditions of this Agreement, from and after the Closing Date, Buyer shall assume and agree to pay, defend, discharge and perform as and when due only the following specific liabilities and obligations of the Company which relate exclusively to the Business (the "Assumed Liabilities") pertaining to Davis Lay from the first day after the Financials Date (as defined in Section 3.5 below) and thereafter, subject to certain limitations and rights as are set forth in Section 1.5 below:

              (i) Davis Lay's accounts payable as set forth in the Company's aged trial balance dated as of the Closing Date, a copy of which has been reviewed by Buyer;

              (ii) accrued vacation pay allocable to the employees of Davis Lay as of May 31, 1997; and

              (iii) Davis Lay's payroll for the week ending May 31, 1997.

          1.4  Excluded Liabilities.  Notwithstanding anything to the contrary
               --------------------
contained in this Agreement and regardless of whether such liability or obligation is disclosed herein or on any Exhibit or Schedule hereto, Buyer shall not assume or in any way be responsible or liable for any other liabilities or obligations of the Company or any other liabilities or obligations whatsoever related to the operation of the Business or condition of the Purchased Assets at any time on or prior to the Closing Date (the "Excluded Liabilities"), the general nature of which is described in subsections (a) and (b) of Section 1.3 above. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, without limitation:

          (a) all obligations, commitments or liabilities of or claims against the Company , arising out of or in connection with the transfer and sale of the Purchased Assets hereunder;

          (b) all liabilities and obligations for transfer or sales taxes and documentary fees imposed by virtue of the transfer and sale of the Purchased Assets hereunder;

          (c) all liabilities and obligations for any damage or injury to person or property arising from the ownership, possession or use of any products manufactured or sold by the Company on or prior to the Closing Date to the extent such liabilities and obligations are not covered by Buyer's (or, if applicable, Seller's) insurance;

          (d) all liabilities and obligations arising from the operation of the Business on or prior to the Closing Date in connection with any law, statute, rule, regulation, order or decree of any foreign, federal, state or local governmental or regulatory authority (including, without limitation, those relating to business conduct, public health and safety, occupational health and safety and the environment);

          (e) all liabilities and obligations of the Company whatsoever not expressly assumed by Buyer in accordance with subsections (a) and (b) of Section
1.3 above, at the Closing Date.

          1.5  Offset for Uncollected Receivables; Value of Net Assets.  Buyer
               --------------------------------------------------------
shall use good faith and reasonable diligence in seeking to collect all accounts receivable. Any payments received from any debtor shall be applied first to the oldest outstanding principal balance for such debtor. Buyer shall make its relevant financial records available to the Company at reasonable times and upon reasonable notice for purposes of auditing the accounts receivable collected by Buyer. All accounts receivable listed in Section 1.3 which remain uncollected at December 31, 1997, and all merchandise inventories which remain unsold as of that date shall be deemed uncollectible and unsalable, and Buyer shall have the right to offset the amount of such uncollectible accounts receivable and/or such unsalable inventory up to a maximum amount of $500,000 against the promissory note portion of the Purchase Price described in Section 1.6(b) below. The Buyer shall, at the Company's request, assign any and all such uncollectible accounts receivable and/or unsalable inventory back to the Company. Buyer's obligation to assume liabilities dating from the day after the Financials Date up to and including the Closing Date shall be limited to such liabilities which do not allow the value of the Purchased Assets on a net basis to fall below the sum of
                                             ---
One Million Two Hundred Twenty-Two Thousand and No/100 Dollars ($1,222,000.00).

          1.6  Purchase Price.  The total purchase price (the "Purchase Price")
               --------------
for the Purchased Assets to be acquired by Buyer on the Closing Date is (i) the assumption of certain liabilities as described in Section 1.3 above, and (ii) payment of the sum of Five Million Five Hundred Thousand and no/100 Dollars ($5,500,000.00), payable as follows:

          (a) Five Million Dollars ($5,000,000.00) payable by Buyer's check at the Closing; and

          (b) The balance of Five Hundred Thousand Dollars ($500,000.00) shall be paid on January 2, 1998. Buyer's obligation to pay the balance of the Purchase Price shall be evidenced by a Promissory Note in the form of Exhibit A
                                                                      ---------
attached hereto bearing interest at the rate of seven percent (7%) per annum, payable in arrears.

          1.7  Allocation of Purchase Price.  The parties agree negotiate in
               ----------------------------
good faith to arrive at an agreement to allocate the Purchase Price among the Purchased Assets for purposes of federal and state income and franchise taxes. Buyer shall prepare a draft schedule for the allocation for the Company's review within ten (10) days of the Closing Date.

          1.8  Lease.  Concurrently with the Closing, Buyer may, in its sole
               ------
discretion, enter into a lease ("the Lease") for Davis Lay's facilities located at 1601 Cummins Drive, Modesto, California (the "Real Property") which is owned by a third party. Davis Lay's obligations to the lessor under its current month-to-month rental arrangement shall be assumed by Buyer as of the Closing Date.

          1.9  Guarantee of Restaurant Business.  Both Mr. Costa and Mallard's
               ---------------------------------
Restaurants, Inc., a California corporation and an affiliate of the Company, will guarantee jointly and severally to Buyer a minimum of One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00) in foodservice purchases from businesses owned or controlled by Mr. Costa, each year of the four (4) year period following the Closing Date (the "Continuing Guaranty"), pursuant to a form of Continuing Guaranty substantially in the form attached as Exhibit B hereto.
---------

          1.10 Risk of Loss.  Any and all risk of loss or damage to the
               -------------
Purchased Assets shall pass from the Company to the Buyer on the Closing Date.

     2.  The Closing.
         ------------

          2.1  The Closing.  The purchase and sale of the Purchased Assets shall
               -----------
take place at 10:00 a.m. (local time) on May 30, 1997, at the offices of counsel for the Company or at such other time and place as may be mutually agreed upon in writing by Buyer and the Company. The time and date of purchase and sale, as the same may be postponed or accelerated from time to time, are referred to in this Agreement as the "Closing" and the "Closing Date," respectively.

          2.2  Deliveries to be Made at Closing.  On the Closing Date, the
               --------------------------------
Company shall deliver to Buyer such leases, warranty bills of sale, assignments and other instruments reasonably satisfactory to Buyer and its counsel as are necessary or desirable to transfer the Purchased Assets, such assumption agreements satisfactory to the Company and its counsel as are necessary or desirable to assume the Assumed Liabilities, and the parties shall deliver the other items contemplated by Sections 6 and 7. All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed. With respect to any Purchased Assets sold hereunder which cannot be physically delivered at the Closing because they are in the possession of third parties, the Company shall give irrevocable instructions to such third parties that all rights, title and interests in such Purchased Assets have been vested in Buyer.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY    The Company, to the
          ---------------------------------------------
best of its knowledge, represents and warrants to Buyer as follows:

          3.1  Ownership of the Purchased Assets.  The Company has good  title
               ---------------------------------
to all the Purchased Assets. The Purchased Assets are owned by the Company, and at the Closing will be delivered to Buyer, free (except imperfections of title that do not materially detract from the value of the properties, do not interfere with the use of the property, and have arisen in the ordinary course of business) and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, equities, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, fixed or contingent, except for the Assumed Liabilities.

          3.2  Authority to Enter Agreement; Enforceability.  The Company has
               --------------------------------------------
the right, power, legal capacity and authority to enter into and to carry out the terms and provisions of this Agreement (including, without limitation, the sale and delivery of the Purchased Assets being sold pursuant to this Agreement) and the other agreements to be entered into by the Company in connection with the consummation of this Agreement without obtaining the approval or consent of any other party or authority, and this Agreement and such other agreements constitute the legal, valid and binding agreements of the Company , enforceable against it in accordance with their respective terms.

          3.3  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of California with full power and authority (corporate and other) to own, lease and operate its property and carry on the Business as now conducted. The Company is currently doing business in such jurisdiction, and is qualified to do business in each such jurisdiction. The Company's books and records are complete and correct in all material respects which relate to the Business and fairly reflect the conduct of the Business.

          3.4  Intentionally Omitted.
               ----------------------

          3.5  Financial Statements.  Schedule 3.5 to this Agreement contains
               --------------------   ------------
the Company's consolidated balance sheets as of December 29, 1996. The foregoing financial statements (i) are in accordance with the books and records of the Company and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and (ii) fairly present the Company's financial condition and results of operations and cash flows as of the dates and for the periods specified. The Company has no liabilities or obligations, whether contingent or absolute, direct or indirect, matured or unmatured, which are not shown or provided for on Schedule 3.5, except those incurred in the ordinary course of business since December 29, 1996, and the Company knows of no basis for the assertion of any such liabilities or obligations. December 29, 1996, which is the date of the most recent audited balance sheet, is sometimes referred to below as the "Financials Date". Buyer has inspected fully all financial statements and supporting records provided or made available to Buyer for inspection, and hereby confirms its understanding and agreement to the foregoing.

          3.6  Absence of Certain Changes.  To the best of the Company's actual
               --------------------------
knowledge, since the Financials Date, except as disclosed on Schedule 3.6 to
                                                             ------------
this Agreement, there has not been with respect to Davis Lay:

          (a) any material or significant change in the condition (financial or other), net worth, assets, liabilities, capitalization, prospects, business, properties or results of operations of Davis Lay other than changes (i) described in the Schedules to this Agreement or (ii) made or incurred in the ordinary course of business;

          (b) any material employment or other contracts or commitments entered into by the Company, except as described in the Schedules to this Agreement;

          (c) any sale, assignment, transfer or other disposition of any assets or properties, the latest cost of which on the accounting records of the Company exceeds $10,000, excluding any inventory or supplies disposed of in the ordinary course of business consistent with past practices;

          (d) any capital expenditure, capital addition or capital improvement involving an amount in excess of $10,000;

          (e) any mortgage, lien, pledge, encumbrance, or security interest created on any Purchased Asset, tangible or intangible, except purchase money security interests created in the ordinary course of business consistent with past practices;

          (f) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting Davis Lay, the Business or prospects of the Company;

          (g) any material increase in the compensation payable or to become payable by the Company to any officer, director or other employee, agent, independent contractor or consultant or any shareholder, or any declaration, payment, commitment or obligation of any kind for the payment by the Company of any bonus, additional salary or compensation, any worker compensation claims or any retirement, termination or severance benefits, to officers, directors, employees, agents, independent contractors, consultants or shareholder, other than pursuant to existing written commitments of the Company otherwise disclosed in the Schedules to this Agreement, except in the ordinary course of business;

          (h) any material change in the amount of any notes or other obligations payable by the Company to officers, directors, employees, agents, independent contractors, consultants or shareholder;

          (i) any labor disturbances adversely affecting or threatening the Business;

          (j) any revocation or termination, or any notice of any threatened revocation or termination, of any permit or license issued to the Company or, to the extent the Company's Business or prospects may be materially and adversely affected by such termination, to any of its employees, independent contractors, consultants or agents;

          (k) any guaranty by the Company with respect to the Business, or any revocation or cancellation of any loan or guaranty made to the Company for the benefit of the Business;

          (l) any change or anticipated change in the relationship between the Company and any of its customers, vendors, suppliers, employees, agents, independent contractors or consultants which materially and adversely affects the properties, prospects or business of the Business;

          (m) any other event or condition which has adversely affected the properties, business or prospects of the Business; or

          (n) any agreement or commitment obligating the Company to do any of the things set forth in this Section 3.7.

          (o) Buyer understands, acknowledges, and agrees that since the Financials Date, the Company has operated the Business in accordance with its established past practices, and will continue to do so until the Closing Date. Buyer also understands, acknowledges and agrees that since the Financials Date, operation of the Business may have included the gain and loss of customers, which gain and/or loss will continue up to and including the Closing Date.
Buyer acknowledges and agrees that it has knowledge and experience in the produce business in Northern California, and, as a result of such knowledge and experience, it understands these facts. Buyer further understands, acknowledges and agrees that Buyer is knowingly purchasing the Business without any guarantee whatsoever of future profitability of the Business. Having been made aware of these circumstances, and subject to Buyer's completion of its due diligence, Buyer shall purchase the Business from the Company on an "as-is" basis without any warranty, express or implied, except as specifically set forth in this Agreement.

          3.7  Accounts Receivable.  The Company has delivered to Buyer and
               -------------------
Buyer hereby acknowledges receipt of a complete and accurate list of Davis Lay's accounts receivable as of the Financials Date, together with an accurate aging thereof. To the best of the Company's knowledge, said accounts receivable and all accounts receivable which have arisen since the Financials Date (i) are valid and enforceable claims for the sales and services which give rise to such accounts, and (ii) are subject to no defenses or offsets and are fully collectible in the ordinary course of business without resort to legal proceedings, subject to any reserves contained in the financial statements contained in Schedule 3.5 to this Agreement.
             ------------

          3.8  Inventories.  All inventories reflected on the Company's
               -----------
unaudited balance sheet belonging to Davis Lay as of the Financials Date and all inventories which have been acquired since that date are stated on the Company's books and records at the lower of average cost or market and are in good and salable condition and are not obsolete.

          3.9  Prepaid Items, Accounts Payable and Accrued Expenses.  The
               ----------------------------------------------------
Company's unaudited balance sheet as of the Financials Date presents fairly the prepaid items, accounts payable and accrued expenses of the Company with respect to Davis Lay as at and for the Financials Date. All prepaid items, accounts payable and accrued expenses incurred after the Financials Date were incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

          3.10  Tax Matters.  With respect to Davis Lay, the Company has
                -----------
properly prepared and filed returns for and paid in full all federal, state, local and foreign taxes, assessments, additions to taxes, penalties and interest with respect thereto, to the extent such filings and payments are required prior to the Financials Date and there is no known outstanding or proposed deficiency or assessment known to the Company by any federal, state, local or foreign government with respect to any tax period. Any amounts set up as reserves for taxes on the financial statements contained in Schedule 3.5 with respect to
                                               ------------
Davis Lay are sufficient for the payment of all accrued and unpaid federal income, accumulated earnings or other federal taxes, and state, local or foreign income, franchise, real property, personal property, sales, use, withholding and all other taxes imposed on the Company or its property or payable by it, including interest, additions to taxes and penalties, if any, with respect thereto, whether known or unknown and whether disputed or not, as of the Closing Date, the dates of the respective financial statements and for all periods prior thereto. The Company's federal, state and local tax returns have not been audited with respect to Davis Lay and the Company is not aware of any proposed audit by the Internal Revenue Service or any foreign, state or local taxing authority with respect to Davis Lay.

          3.11  Employees; Collective Bargaining Agreements.  Schedule 3.11 to
                --------------------------------------------  -------------
this Agreement contains a true and complete list of the employees of Davis Lay as of the Closing Date. To the best of the Company's knowledge, the Company has paid in full to all employees of Davis Lay all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, except for such accrued and unpaid amounts, including accrued sick pay and vacation pay as listed on Schedule 3.5 hereto. To the best of the Company's knowledge, the
             ------------
Company is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, employee benefit plans and taxes (including withholding taxes) relating to employment or to personal services provided to Davis Lay. To the best of the Company's knowledge, no employee of Davis Lay is in material violation of any employment agreement, consulting agreement, proprietary information nondisclosure agreement or any other contract or agreement with Davis Lay. To the best of the Company's knowledge, there are no agreements, commitments or other obligations of the Company, whether oral or written, which would prevent or obstruct the dismissal of any of the Business's employees. With respect to Davis Lay, the Company has no collective bargaining agreements nor any obligations with respect to former collective bargaining agreements. To the best of the Company's knowledge, the Business has no agents, independent contractors or consultants to which the above-described obligations would apply.

          3.12  Intentionally Omitted.
                ----------------------

          3.13  Tangible Personal Property.  Section 3.13A to this Agreement
                --------------------------   -------------
contains a true and complete list describing and specifying the location of all vehicles, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property or assets, used, owned, possessed or leased by, or in the possession of, Davis Lay in connection with the Business that have book values of $10,000 or more. Except as set forth in Schedule 3.13B to this
                                                  --------------
Agreement, all personal property (except items of nominal value) owned, used, possessed or leased by Davis Lay is owned, used, possessed or leased by Davis Lay or the Company free and clear of all material liens, claims, charges, pledges, security interests, encumbrances, liabilities, debts, equities, restrictions on transfer or other defects in title of any kind or nature. All items of personal property owned, used, possessed or leased by Davis Lay are in good operating condition and repair, normal wear and tear excepted. All leases pursuant to which Davis Lay holds any items of personal property are listed on Schedule 3.13B to this Agreement and are in full force
                       --------------
and effect and are enforceable in accordance with their terms. Except as set forth on Schedule 3.13B, none of such leases have been amended or modified.
         --------------
Neither the Company nor, to the best of the Company's knowledge, the other parties thereto are in material breach or default under any of such leases; and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default by Company or, to the best of the Company's knowledge, the other parties thereto under such leases or could accelerate any obligation or create any lien or encumbrance under such leases. The Company has not assigned any of its interest in such leases. No claim has been asserted or, to the best of the Company's knowledge, exists that is adverse to the rights of the Company to the continued possession of the leased property under such leases.

          3.14  Intangible Property.  Schedule 3.14 to this Agreement contains a
                -------------------   -------------
true and complete list of all patents, copyrights, trademarks, service marks, trade names, logos and identifying marks and styles used by the Company in connection with the Business (the "Intangible Property"). Except as disclosed on
Schedule 3.14 to this Agreement, and to the best of its knowledge, the Company owns and has the full right to use the name "Davis Lay Food Service" and all the Intangible Property in each jurisdiction in which it conducts business. Within five (5) days of the Closing Date, the Company will record an Abandonment of Fictitious Business Name Statement with regard to the name "Davis Lay Food Service Distribution".

          3.15  Contracts and Agreements.  To the best of the Company's
                ------------------------
knowledge, Schedule 3.15 contains a true and complete list of the following
           -------------
material agreements, contracts, leases (other than the leases already listed on
Schedule 3.13 to this Agreement) or other obligations or commitments, whether
-------------
written or oral (collectively "Contracts") pertaining to Davis Lay, to which the Company is a party or by which it or Davis Lay's property is bound, including
(i) contracts with employees not cancelable at will without cost or other liability by reason of such termination; (ii) contracts with customers; (iii) contracts with suppliers or manufacturers of products sold by the Company in the ordinary course of business; (iv) bonus, deferred or incentive compensation, group insurance or other employee benefit plans; (v) collective bargaining contracts; (vi) leases as lessor or lessee; (vii) advertising or public relations contracts; (viii) conditional sales contracts, security agreements, pledge agreements, trust receipts or any other agreements or arrangements whereby any of the assets of the Company are subject to a lien, encumbrance, charge or other restriction; (ix) mortgages, indentures, notes or other instruments for or relating to any borrowing of money or the extension of credit or the deferred purchase of property; (x) guarantees of any obligations for the borrowing of money or otherwise, or any other agreements of guarantee or indemnification (other than endorsements made for collection in the ordinary course of business); (xi) agreements or arrangements for the purchase or sale of any assets other than in the ordinary course of business; (xii) continuing contracts for future purchase of materials, supplies or equipment; (xiii) agreements, contracts or commitments relating to the issuance of any securities;
(xiv) agreements, contracts or commitments relating to the acquisition of assets, capital stock or ownership interests of any business enterprise; (xv) agreements, contracts, or commitments with any officer, director or shareholder of the Company; (xvi)
contracts restricting doing business in any areas or in any way limiting competition; and (xvii) any other contracts (other than contracts entered into in the ordinary course of business) to be performed in whole or in part more than 30 days from the date hereof calling for aggregate payments by Davis Lay or the Company in excess of $3,000 per month and which are not terminable without cost or liability on 30-days' notice. Except as set forth on Schedule 3.15, none
                                                             -------------
of the Contracts have been amended or modified. Each of the Contracts is in full force and effect and is enforceable in accordance with its terms. Neither the Company nor, to the best of the Company's knowledge, the other parties thereto are in material breach or default under any such Contracts and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default under any such Contract or could accelerate any obligation or create any lien or encumbrance under any such Contract. The Company has not assigned any of its interest in the Contracts. No claim has been asserted or, to the best of the Company's knowledge, exists that is adverse to the rights of the Company under any of the Contracts.

          3.16  Insurance.   Within thirty (30) days of the Closing Date, the
                ---------
Company will deliver to Buyer a true and complete copy of all life, fire, casualty, liability and all other insurance policies maintained by the Company pertaining to the Business and the property located at 1601 Cummins Drive, Modesto, California, for the purpose of identification of later claims which may be forwarded to Buyer but responsibility for which has been retained by the Company.

          3.17  Litigation.  Except as set forth on Schedule 3.17 to this
                ----------                          -------------
Agreement, there is no suit, action or legal, administrative, arbitration pending, filed or initiated by, against or affecting Davis Lay, and the Company has no knowledge of any suit, action or legal, administrative, arbitration or other proceeding threatened by, against or affecting Davis Lay, or, with respect to matters arising out of the Business, pending or threatened by, against or affecting any of the Company's officers or directors. To the best of the Company's knowledge there is no event or circumstance which could form the basis of any such suit, action, proceeding or investigation.

          3.18  Compliance with Law and Other Instruments.  To the best of
                -----------------------------------------
Company's knowledge, the business and operations of the Company with respect to Davis Lay have been and are being conducted in accordance with all applicable laws, statutes, ordinances, rules and regulations of all authorities (including, without limitation, those relating to business conduct, public health and safety, occupational health and safety and the environment). To the best of the Company's knowledge, the Company is not in violation, nor will entry into the transaction contemplated by this Agreement result in a violation or breach of, or default under, any term or provision of its Articles of Incorporation or its Bylaws or of any order, judgment, writ, injunction, decree, license or permit of any court or any governmental or regulatory authority or of any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement, or subject to any restriction of any kind or character, which would materially and adversely affect Davis Lay, the Business or its prospects.

          3.19  Intentionally Omitted.
                ----------------------

          3.20  Licenses and Permits.  Schedule 3.20 to this Agreement contains
                --------------------   -------------
a true and complete list of all material licenses, permits, orders, approvals and other authorizations issued to Davis Lay or to the Company on behalf of Davis Lay and its employees, which are in full force and effect and which in any way relate to the Business. Davis Lay and its employees or agents have all licenses, permits, orders, approvals and other authorizations required for the conduct of the Business as presently conducted and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened.

          3.21  Benefit Plans.  Except as previously disclosed to Buyer, Davis
                --------------
Lay does not have any employee benefit plans ("Plans") which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, but not limited to, pension, retirement, profit sharing and stock bonus plans or any Employee Plan that is a multi-employer plan as defined in Section 3(37) of ERISA. To the best of the Company's knowledge, to the extent that it may affect employees or the Purchased Assets of, each Plan is now, and has always been, established, maintained and operated in all material respects in accordance with all applicable laws (including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, and regulations thereunder) and in accordance with the Plan documents. There is no unfunded liability for vested or nonvested benefits, or any pending or, to the best knowledge of the Company, threatened litigation or arbitration concerning or involving any Davis Lay Plan which could subject the Purchased Assets of Davis Lay to any claims.

          3.22  Brokerage and Finders' Fees.  Except as previously disclosed to
                ---------------------------
Buyer, the Company has not incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

          3.23  Suppliers and Customers.  No single supplier who accounted for
                -----------------------
more than 10% of Davis Lay's purchases, or customer who accounted for more than 10% of Davis Lay's sales, during its most recent complete fiscal year, or the fiscal year to date, nor any supplier who is a material source of supply of any goods essential to the Business, has (i) canceled or otherwise terminated, or made any threat to cancel or otherwise terminate, its relationship with the Company or (ii) materially decreased its sale of services or supplies to the Company or its purchase of products therefrom or made any threat with respect thereto.

          3.24  Intentionally Omitted.
                ----------------------

          3.25  Hazardous Materials.  To the best of the Company's knowledge,
                -------------------
for the approximately ten year period during which it has leased the facility located at 1601 Cummins Drive, Modesto, California, it has not been made aware of any storage, use, manufacture, generation, disposal, treatment or release of any "Hazardous Materials" (as defined below) on, under, or about such premises. Buyer has had the opportunity to perform its own investigation of the environmental condition of the above-referenced premises, and has either done so, or knowingly and voluntarily waived its right to do so. The Company makes no other representations or warranties whatsoever regarding the physical condition of the above-referenced premises, and, except for such warranties and representations which Buyer may be able to obtain from the owner of such premises, the Buyer shall take possession of and accept said premises in their current "as-is" condition. For the purposes of this Section, the term "Hazardous Materials" shall mean flammable explosives, radioactive materials, hazardous wastes, toxic substances or any other materials which are included within the definition of "hazardous materials", "hazardous substances", "hazardous wastes", or "toxic substances", under the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. (S)(S) 9601 et seq.) or any other federal, state and local laws or ordinances pertaining to industrial hygiene, soil and ground water or environmental conditions, including, without limitation, asbestos in any form and urea formaldehyde insulation. The use of the premises is in compliance with all local, state and federal statutes, laws, ordinances, rules and regulations regarding Hazardous Materials.

     4.  REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and warrants
         ----------------------------------------
to the Company as follows:

          4.1  Organization and Standing.  Buyer is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of California, with full power and authority (corporate and other) to carry on its business and to enter into and carry out the terms of this Agreement.

          4.2  Authority to Enter Agreement; Enforceability.  Except for the
               --------------------------------------------
requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's Board of Directors, which approval has not yet been obtained, (i) Buyer has the right, power and authority to enter into and to carry out the terms of this Agreement and such other agreements, without obtaining the approval or consent of any other party or authority, and (ii) this Agreement and such other agreements, including, without limitation, the Promissory Note constitute the legal, valid and binding agreements of Buyer, enforceable against it in accordance with their respective terms.

          4.3  Compliance with Law and Other Instruments.  Except for the
               -----------------------------------------
requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's Board of Directors, which approval has not yet been obtained, neither the execution and delivery of this Agreement or such other agreements, nor the consummation of the transactions contemplated by this Agreement and such other agreements, will conflict with, or result in a violation or breach of, or constitute a default under, any term or provision of Buyer's Certificate of Incorporation or Bylaws or any order, judgment, writ, injunction, decree, license, permit, law, statute ordinance, rule or regulation of any court or any governmental or regulatory authority (including, without limitation the bulk sales provisions of the California Commercial Code) or any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement to which Buyer is a party or by which it or its properties are bound. Buyer is duly licensed as a produce dealer with the California Department of Food and Agriculture, Market Enforcement Division.

          4.4  Brokerage and Finders' Fees.  Buyer has not incurred any
               ---------------------------
liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

          4.5  Litigation.  There is no suit, action or legal, administrative,
               -----------
arbitration or other proceeding pending, filed or initiated by, against or affecting the Buyer which would affect the Buyer's ability to consummate the transactions contemplated by this Agreement.

          4.6  No Misrepresentation.  The representations, warranties and
               ---------------------
statements made by Buyer in or pursuant to this Agreement are true, complete and correct in all material respects. None of such representations, warranties or statements contains any untrue statement of material facts or omits to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

     5.  COVENANTS OF THE PARTIES.
         -------------------------

          5.1  Operation of the Business of the Company.  During the period from
               ----------------------------------------
and after the date of this Agreement and until the Closing Date, the Company covenants and agrees that, unless it obtains Buyer's prior written consent to the contrary, or except as specifically authorized in this Agreement, the Company shall, with respect to Davis Lay, to,:

          (a) make, amend and terminate contracts only in the ordinary course of business;

          (b) refrain from suffering or refrain from creating any security interest, encumbrance or restriction on its properties or assets, except in the ordinary course of business consistent with past practices;

          (c) refrain from disposing of any of Davis Lay's properties or assets, except in the ordinary course of business consistent with past practices;

          (d) refrain from entering into or becoming a party to any employment, consulting or sales representation agreement, except in the ordinary course of business consistent with past practices;

          (e) refrain from increasing the rate of compensation paid or payable by it to any of Davis Lay's officers, directors, employees, agents, independent contractors or consultants, except pursuant to existing contractual obligations, and from making loans or advances to officers, directors, agents, employees, independent contractors, consultants or any shareholder, or any member of the families of any of them, except for advances for reasonable business expenses in accordance with past practices;

          (f) refrain from paying or agreeing to pay any bonus, extra compensation, pension or severance pay under any pension plan or otherwise, except pursuant to existing contractual obligations;

          (g) maintain its books accounts and records in the usual, regular and ordinary manner and in compliance with all applicable laws;

          (h) meet its obligations under all contracts and not become in default thereunder;

          (i) maintain all of its assets in good repair, order and condition, ordinary wear and tear excepted;

          (j) refrain from borrowing or agreeing to borrow any funds other than under existing banking relationships, in the ordinary course of business consistent with past practices;

          (k) refrain from guaranteeing or agreeing to guarantee the obligations of others;

          (l) refrain from waiving or committing to waive any rights of substantial value except for good and valuable consideration;

          (m) refrain from canceling or materially amending any insurance policy except in exchange for a new policy with at least the same coverage;

          (n) refrain from entering into any transaction which would in any significant respect change the character of the Business; and

          (o) operate in such manner as to assure that the representations and warranties of the Company set forth in this Agreement will be true, correct and complete on and as of the Closing Date.

          5.2  Access to Information and Records.  The Company covenants and
               ---------------------------------
agrees to cause the Company, to give Buyer and its counsel, accountants and other representatives (collectively, "Buyer's Representatives") full access, during normal business hours, throughout the period prior to the Closing Date, to all information concerning Davis Lay's assets, properties, contracts, commitments, books and records, and to cause the Company to furnish Buyer and Buyer's Representatives during such period with all information concerning Davis Lay's affairs as they reasonably may request. No investigation or inquiry made by Buyer or Buyer's Representatives hereunder shall in any way affect or lessen the representations and warranties made by the Company r under this Agreement. Buyer will make no contact with Davis Lay's hourly personnel except as may be expressly authorized by the Company.

          5.3  Best Efforts; Further Assurances.  Each party to this Agreement
               --------------------------------
shall use his or its best efforts to cause the satisfaction of all conditions to the consummation of this Agreement which are in the control of such party and to cooperate as necessary in the satisfaction of all other conditions to the consummation of this Agreement. Each party hereto will, from time to time after the execution and consummation of this Agreement, execute and deliver such instruments, documents and assurances and take such further actions as the other parties may reasonably request to carry out the purpose and intent of this Agreement. The parties agree to cooperate in determining whether mail received by the Company or the Buyer after the Closing Date belongs to the other party, and both parties agree to forward mail belonging to the other party as soon as is reasonably practicable upon receipt.

          5.4  Publicity.  All notices to third parties and all other publicity
               ---------
concerning this Agreement and the transactions contemplated by this Agreement shall be jointly planned and coordinated between Buyer, on the one hand, and the Company on the other hand. No party shall make a unilateral press release or public announcement, or announcement to employees, creditors, customers or others without the prior written approval of the other parties except as may be required by law.

          5.5  Trade Secrets, Non-Competition, Etc.  As a material inducement to
               -----------------------------------
Buyer to enter into and consummate this Agreement, the Company agrees that, after the Closing Date:

          (a) Trade Secrets.  The Company  shall not, without the prior written
              -------------
consent of Buyer, except as may be required by law, governmental rules and regulations or litigation between the parties, disclose or use, in any way, any confidential business or technical information or trade secret of Davis Lay, whether or not conceived of or prepared by the Company (the "Trade Secrets"), including without limitation any information concerning any procedures, operations, investments, techniques, data, compilations of information, records, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, customers, salaries, pricing, profits, plans for future development, and the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Davis Lay transacts business, and all other information which is related to the Business; all of which Trade Secrets will be the exclusive and valuable property of Buyer.

          (b) Tangible Items.  All customer lists, , trade names, files,
              --------------
records, documents, drawings, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing and all physical items related to the Business, other than a merely personal item, whether of a public nature or not, and whether prepared by the Company or not, are and shall be the exclusive property of Buyer and shall not be removed from the premises of Buyer, without the prior written consent of Buyer. Upon delivery of reasonable prior notice to Buyer, the Company shall have reasonable access to all of the above tangible items for a period of seven (7) years following the Closing Date. Buyer agrees to give the Company prior written notice of any proposed destruction of any of the above tangible items sufficient to allow the Company to make necessary copies of such items.

          (c) Solicitation of  Customers.  During the period commencing on the
              --------------------------
Closing Date and ending four years from that date (such period not to include any period of violation hereof by the Company or period which is required for litigation to enforce this Section 5.5(c)), the Company shall not directly or indirectly, either for its or his own benefit or purposes or for the benefit or purposes of any other person, solicit, call on, interfere with, accept any business from, attempt to divert or entice away any person or firm who was or is a customer of the Business prior to or on the Closing Date or is a customer of Buyer after the Closing Date, if such business involves the wholesale distribution of food or related equipment or supplies. The parties understand, acknowledge and agree, however, that the Company may actively solicit and accept business from any person who is or was a customer of Davis Lay for purposes of selling the Company's manufactured food products.

          (d) Solicitation of Employees.  During the period commencing on the
              -------------------------
Closing Date and ending four years from that date, the Company shall not, directly or indirectly, call on, solicit, interfere with or attempt to entice away any existing employee of Buyer. Buyer understands, acknowledges and agrees that, provided the Company has complied with the foregoing with respect to any employee of Buyer, the Company shall be free to employ any person who first terminates his or her employment with Buyer, subject to the terms of any non-competition agreement which may still be in force between Buyer and such person.

          (e)  Noncompetition.
               ---------------

               (i) As used herein, the term "Competitive Activity" shall mean any participation in, assistance of business from, engagement in business with, or assistance, promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise by the Company which, directly or indirectly, is engaged in, or hereinafter engages in the wholesale distribution of produce.

               (ii) During the period commencing on the Closing Date and ending on four years from that date (any such period not to include any period of violation hereof by the Company or period which is required for litigation to enforce this Section 5.5(e)), the Company shall not engage in any Competitive Activity in the State of California;

          (f) Injunctive Relief.  The Company  hereby acknowledges and agrees
              -----------------
that it would be difficult to fully compensate Buyer for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Buyer, shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish the right of Buyer to claim and recover damages.

     6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.  Buyer's
          ----------------------------------------------------
obligation to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Buyer in writing):

          6.1  Representation and Warranties.  Unless the Company agrees to cure
               -----------------------------
any default, all representations and warranties of the Company contained in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by the Company pursuant this Agreement, shall be true, correct and complete (except for changes in the ordinary course of business or events beyond the Company's control) as of the Closing Date as if made at and as of such date.

          6.2  Covenants.  The Company  shall have performed and satisfied all
               ---------
covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date.

          6.3  Intentionally Omitted.
               ---------------------

          6.4  Material Errors.  Buyer shall not have discovered any material
               ---------------
error, misstatement or omission in any of the representations or warranties made by the Company in this Agreement, or any certificate, schedule, exhibit, statement, report or other documents delivered or furnished by the Company pursuant to this Agreement; or (ii) failure on the part of the Company to perform or satisfy any covenants or conditions required to be performed or satisfied by it or him under this Agreement.

          6.5  Absence of Litigation.  No action or proceeding shall have been
               ---------------------
instituted or threatened prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement or which could have a material adverse effect the Company or its properties, Business or prospects.

          6.6  Absence of Damage to Property.  Davis Lay's tangible property
               -----------------------------
shall not have suffered any substantial (meaning greater than $10,000 in value) damage or destruction not covered by insurance, whether by fire or otherwise, and whether or not covered by insurance, which could have a material adverse effect on the Business or its prospects.

          6.7  Consents.  The Company  shall have obtained the consent or
               --------
approval of each person whose consent to or approval of the transactions contemplated by this Agreement or the other agreements to be entered into in connection with this Agreement is required in order to consummate this such other agreements or to continue the operation of the Business as it is currently conducted. Such consents and approvals shall include, without limitation, the consent of Davis Lay's current landlord in regard to Buyer's assumption of the Company's real property leasehold interest, in forms satisfactory to Buyer and its counsel.

          6.8  Intentionally Omitted.
               ----------------------

          6.9  Execution of Non-Compete Agreements. Messrs. Dan Costa, Glenn
               -----------------------------------
Davis and Jeffrey Sacchini shall have executed and delivered to Buyer, a Non-Compete Agreement in the forms attached as Exhibit C-1, C-2 and C-3 to this Agreement (a "Non-Compete Agreement").

          6.10  Intentionally Omitted.
                ----------------------

          6.11  Opinion of Counsel.  The Company shall have furnished Buyer with
                ------------------
the opinion of Curtis & Arata, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, covering the matters specified in Exhibit D to this Agreement.

          6.12  Due Diligence Review.  On or prior to June 5, 1997, Buyer and
                --------------------
Buyer's representatives shall have completed their due diligence review of the Company, to their complete satisfaction.

          6.13  Board Approval.  Buyer's Board of Directors shall have approved
                --------------
of the terms and conditions of this Agreement and the other agreements to be entered into in connection with this Agreement.

          6.14  Approval of  Documentation.  The form and substance of all
                --------------------------
opinions, certificates, instruments of transfer and other documents to be furnished by the Company and its counsel under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND TO CLOSE.
          --------------------------------------------------------------------
The obligation of the Company to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part in writing by all of the Company ):

          7.1  Representations and Warranties.  All representations and
               ------------------------------
warranties of Buyer contained in this Agreement shall be true, correct and complete as of the Closing Date as if made at and as of such date.

          7.2  Covenants.  Buyer shall have performed and satisfied all
               ---------
covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date, including, without limitation, approval by Buyer's Board of Directors of the terms and conditions of this Agreement and the other agreements to be entered into in connection with this Agreement.

          7.3  Intentionally Omitted.

          7.4  Material Errors, Etc.  The  Company shall not have discovered any
               --------------------
material (i) error, misstatement or omission in any of the representations or warranties made by Buyer in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by Buyer pursuant to this Agreement; or (ii) failure on the part of Buyer to perform or satisfy any covenants or conditions required to be performed or satisfied by it hereunder.

          7.5  Absence of Litigation.  No action or proceeding shall have been
               ---------------------
instituted prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement.

          7.6  Opinion of Counsel.  Buyer shall have furnished the Company with
               ------------------
the opinion of Donald G. Alvarado, Esq., dated the Closing Date, in form and substance reasonably satisfactory to the Company and its counsel, covering the matters specified in Exhibit E to this Agreement.

          7.7  Approval of Documentation.  The form and substance of all
               -------------------------
opinions, certificates and other documents to be delivered by Buyer and its counsel under this Agreement shall be satisfactory in all reasonable respects to the Company and its counsel.

     8.  TERMINATION AND ABANDONMENT.
         ----------------------------

          8.1  Termination.  This Agreement may be terminated on or before the
               -----------
Closing Date without liability on the part of any party exercising such right of termination:

          (a) by the mutual consent of Buyer and the Company ;

          (b) by any party hereto if there has been a material misrepresentation or breach on the part of the other party of the warranties of such other party as set forth in this Agreement or made pursuant hereto, or if there has been any material failure on the part of the other party to perform its obligations or comply with the covenants under this Agreement.

          8.2  Procedure and Effect of Termination.  In the event of termination
               -----------------------------------
and abandonment by Buyer, as one party, or by the Company , as the other party, or by both parties pursuant to Section 8.1 above, written notice thereof shall be given to the other party and this Agreement shall terminate and be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in Sections 8.1(a) or 8.1(b) above or because a condition to a party's obligation to consummate the transactions contemplated by this Agreement has not been satisfied by July 1, 1997, and the other party is not in default, no party hereto shall have any liability or further obligations to any other party to this Agreement.

     9.  SURVIVAL AND INDEMNIFICATION.
         -----------------------------

          9.1  Survival of Representations, Warranties and Covenants.  For a
               -----------------------------------------------------
period commencing on the Closing Date and ending on the second anniversary thereof, all representations, warranties and agreements made by Buyer and the Company in this Agreement (including statements contained in any schedule, certificate, exhibit, statement, report or other document delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the execution, delivery and performance of this Agreement and any investigations, inspections, examinations, or audits made by or on behalf of the parties. Nothing in this Section 9.1 shall affect the obligations and indemnities of the parties with respect to the covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.

          9.2  Indemnification.
               ----------------

          (a) Except for the limitations on indemnification regarding uncollectible accounts receivable and unsold inventory as set forth in Section
1.5 herein, for a period commencing on the Closing Date and ending on the second anniversary thereof, the Company agrees to indemnify Buyer and hold it harmless against and in respect of any and all claims, losses, expenses, obligations and liabilities, including court costs and reasonable attorneys' fees associated therewith, which arise or result from or are incident or related to (i) the inaccuracy of any representation or breach of any warranty of the Company , or
(ii) any default or failure of the Company's commitments or obligations under this Agreement, or (iii) by reason of any act or omission of the Company which constitutes a breach or default under this Agreement, or (iv) the Excluded Liabilities. The Company shall reimburse Buyer on demand for any payment made or loss suffered by Buyer at any time after the execution of this Agreement, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates. Notwithstanding the foregoing, Buyer shall have the right, but shall not be required, to offset or reduce the amount of any and all payments made as part of the Purchase Price by the amount of any such payment or loss up to a maximum of Five Hundred Thousand Dollars ($500,000.00). Any such offset or reduction shall not be deemed a waiver of any right or remedy which Buyer may have either under this Agreement or otherwise. Consummation of the transaction contemplated under this Agreement shall not be deemed or construed to be a waiver of any right or remedy of Buyer, nor shall this Section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by Buyer. The maximum amount of the Company's liability under this Section shall be Five Hundred Thousand Dollars ($500,000.00).

          (b) For a period commencing on the Closing Date and ending on the second anniversary thereof, Buyer agrees to indemnify the Company and hold them harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities, including court costs and reasonable attorneys' fees, which arise or result from or are incident or related to (i) the inaccuracy of any representation or breach of any warranty of Buyer, or (ii) any default of the commitments or obligations of Buyer under this Agreement, or (iii) by reason of any act or omission of Buyer which constitutes a breach or default under this Agreement, or (iv) the Assumed Liabilities. Buyer shall reimburse the Company on demand for any payment made or loss suffered by it at any time after the execution of the Agreement, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates. Consummations of the transaction contemplated under this Agreement shall not be deemed or construed to be a waiver of any right or remedy of the Company, nor shall this Section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by them. The maximum amount of Buyer's liability under this Section shall be Five Hundred Thousand Dollars ($500,000.00).

          (c) The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand, or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor 30 days (or such shorter period as required by the contingencies of such claim, demand or other matter involving liabilities to third parties) in which to elect to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld); provided that the Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnitor shall, within such 30-day period, fail to defend, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of the Indemnitor. Notwithstanding the foregoing, if the matter might have an effect on the ongoing Business or the Purchased Assets or Buyer's relationship with customers or suppliers, Buyer shall have first right to defend the same on the basis set forth in the preceding sentence. Except as provided above, the Indemnitee shall not compromise or settle the claim or other matter without the written consent of the

Indemnitor, such consent not to be unreasonably withheld. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor may reasonably request; provided that any associated expenses shall be paid by the Indemnitor.

     10.  MISCELLANEOUS.
          --------------

          10.1  Notices.  Any notice or other communication required or
                -------
permitted hereunder shall be in writing, and shall be deemed to have been given if personally delivered or 72 hours after being placed in the United States mail, registered or certified-return receipt requested, postage prepaid, addressed as follows:

          If to the Company:  Mallard's Food Products, Inc.
                              708 L Street
                              Modesto, CA 95354-2240
                              Phone:  (209) 522-1018
                              Fax:    (209) 577-8364

          With a copy  to:    Ralph S. Curtis, Esq.
                              Curtis & Arata
                              P.O. Box 3030
                              Modesto, CA 95353
                              1300 K Street
                              Modesto, CA 95354
                              Phone:  (209) 521-1800
                              Fax:    (209) 572-3501

          If to Buyer:        Port Stockton Food Distributors, Inc.
                              4343 E. Fremont Street
                              P.O. Box 30
                              Stockton, CA 95201
                              Attn:  John Goneau
                              Phone:  (209) 944-4658
                              Fax:    (209) 467-3640

          With a copy  to:    Smart & Final Inc.
                              4700 South Boyle Avenue
                              Los Angeles, CA 90058
                              Attn:  Donald G. Alvarado, Esq.
                              Phone:  (213) 589-9726
                              Fax:    (213) 589-0415

          Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

          10.2  Entire Agreement.  This Agreement, and the Exhibits and
                ----------------
Schedules hereto, which are incorporated into this Agreement by reference and are made a part hereof, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

          10.3  Amendment and Modification.  No supplement, modification, waiver
                --------------------------
or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          10.4  Headings.  Section and subsection headings are not to be
                --------
considered part of this Agreement and are included solely for convenience and reference and shall not be held to define, construe or limit the meaning of any provision of this Agreement.

          10.5  Successors and Assigns.  All of the terms, provisions and
                ----------------------
obligations of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights or obligations hereunder shall be assigned, pledged, hypothecated or otherwise transferred by a party without the prior written consent of all other parties, except (i) by operation of law, or (ii) by Buyer to any entity that Buyer controls (provided that such assignment shall not relieve Buyer of its obligations hereunder, if such assignee does not perform such obligations).

          10.6 Governing Law; Venue.  The validity, construction and
               --------------------
interpretation of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within that state. In the event the arbitration clause set forth herein does not apply, any action commenced by the parties may be brought only in the Federal or California state courts serving Stanislaus County. The parties expressly consent to the jurisdiction of the foregoing courts, and waive any objection that such courts constitute an inconvenient forum.

          10.7  Third Parties.  Nothing in this Agreement, expressed or implied,
                -------------
is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

          10.8  Expenses; Attorneys' Fees.  Each party shall bear the expenses
                -------------------------
(including, without limitation, attorneys' fees) incurred by him or it in connection with the negotiation, execution and delivery of this Agreement and the agreements contemplated by this Agreement. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's reasonable expenses, including attorneys' fees for pretrial investigation, at trial, and on appeal, incurred in such action.

          10.9  Arbitration; Mediation.  Any dispute concerning this Agreement
                -----------------------
shall first be mediated by the parties. If the dispute is not settled by way of mediation, the parties shall submit any and all disputes concerning the interpretation of the enforcement of rights and duties under this

Agreement to final and binding arbitration pursuant to the California Arbitration Act (CCP (S)(S) 1280-1294.2). At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a neutral arbitrator selected in accordance with the statute and/or rules governing the arbitration. The award of the arbitrator shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. The arbitrator may award damages, interest, attorneys' fees and litigation costs, and/or permanent injunctive relief, but in no event shall the arbitrator have the authority to award punitive or exemplary damages. The prevailing party, as determined by the arbitrator, shall be entitled to recover all of its reasonable litigation fees and costs. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with this paragraph. If proper notice of any hearing has been given, the arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. THE PARTIES UNDERSTAND, ACKNOWLEDGE AND AGREE THAT THEY ARE HEREBY WAIVING THEIR RESPECTIVE RIGHT TO A JURY TRIAL BY AGREEING TO SUBMIT ANY AND ALL DISPUTES TO FINAL AND BINDING ARBITRATION.

          10.10  Counterparts.  This Agreement may  be executed simultaneously
                 ------------
and in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          10.11    Intentionally Omitted.
                   ----------------------

          10.12  Severable Provisions.  If any of the provisions of this
                 --------------------
Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to be the extent enforceable, shall nevertheless be binding and enforceable. For the purpose of determining the scope of the covenants set forth in Section 5.5(e)(ii) above, each of the subsections thereof shall be considered a separate covenant such that if the geographic scope of any such subsections shall be determined by a court of competent jurisdiction to be excessive and invalid, such subsections shall be severed and the remaining subsections shall be deemed enforceable and remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in Modesto, California as of the date and year first set forth above.

                              BUYER:
                              ------

                              PORT STOCKTON FOOD DISTRIBUTORS, INC.,
                              a California corporation


                              By    /s/ John R. Goneau, Jr.
                                    -----------------------
                                Its President

                              By    /s/ Michael R. LeMaster
                                    -----------------------
                                Its Vice President


                              THE COMPANY:
                              ------------

                              MALLARD'S FOOD PRODUCTS, INC., a
                              California corporation


                              By    /s/ Dan J. Costa
                                    ----------------
                                Its CEO

                                 EXHIBITS
                                 --------

               A -  Promissory Note

               B -  Continuing Guaranty

               C-1  Agreement Not to Compete for Dan Costa
               C-2  Agreement Not to Compete for Glenn Davis
               C-3  Agreement Not to Compete for Jeffrey Sacchini

               D-   Opinion of Company's Counsel

               E-   Opinion of Buyer's Counsel

                                   SCHEDULES
                                   ---------


Schedule No.          Description
------------          -----------

3.5                   Balance Sheet as of December 29, 1996

3.6                   Material or Significant Changes in Financial Position

3.11                  Employees

3.13A                 List of Personal Property

3.13B                 Personal Property Leases

3.14                  Intangible Property

3.15                  Other Agreements

3.17                  Litigation

3.20                  Licenses and Permits